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                                                     Exhibit 10.17
                                                                  -------------






                                     REAL ESTATE
                             PURCHASE AND SALE AGREEMENT
                                       between
                                 THE PORT OF SEATTLE
                                      as Seller
                                         and
                                 IMMUNEX CORPORATION
                                       as Buyer
                                         for
                                     TERMINAL 88
                                 SEATTLE, WASHINGTON
                                    July 18, 1994






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CONTENTS
                                     Page Numbers
  1.     Property; Legal Description ........................................5
         1.1 Property .......................................................5
         1.2  Legal Description .............................................6
  2.     Deposits; Purchase Price; Carrying Costs; Title ....................6

  2.1    Earnest Money Deposits .........................................6
         2.1.1 Initial Deposit ..........................................6
         2.1.2 Additional Deposit .......................................6
         2.1.3 Deposits, Generally ......................................6
  2.2    Purchase Price .................................................6
  2.3    Carrying Costs .................................................6
  2.4    Statutory Warranty Deed; Title Policy ..........................7

  3.     Funding Sources; Master Use Permit; Environmental Issues;
         Easement Agreement .................................................7
         3.1 Funding Sources ................................................7
         3.2 Master Use Permit ..............................................8
         3.3 Environmental Issues ...........................................8
         3.4 Easement Agreement .............................................8
  4.     Conditions to Closing ..............................................8

  4.1    Due Diligence Materials ........................................8
  4.2    Due Diligence Period ...........................................10
  4.3    Buyer's Contingencies ..........................................10
  4.4    Satisfaction/Waiver of Buyer's Contingencies ...................12
  4.5    Seller's Contingencies .........................................12
  4.6    Satisfaction/Waiver of Seller's Contingencies ..................12

  5.     Leases; Contracts ..................................................13
         5.1 Leases .........................................................13
         5.2 Contracts ......................................................13
  6.     Escrow and Closing .................................................13
  6.1    Escrow .........................................................13
  6.2    Closing Date ...................................................13
  6.3    Closing ........................................................13
         6.3.1 Seller's Escrow Deposits .................................13
         6.3.2 Buyer's Escrow Deposits ..................................15
         6.3.3 Additional Instruments and Documentation .................15
  6.4    Prorations .....................................................15
  6.5    Closing Costs ..................................................15
  7.     Representations and Warranties .....................................16
         7.1 Seller's Representations and Warranties.........................16
         7.2 Buyer's Representations and Warranties .........................17
  8.     Indemnification ....................................................17
         8.1 Generally ......................................................17
         8.2 By Buyer .......................................................17
         8.3 Procedure.......................................................17
         8.4 Survival .......................................................18
  9.     Loss by Casualty; Condemnation .....................................18
  10.    Possession .........................................................18
  11.    Maintenance of the Property ........................................18
  12.    Buyer's Consent to New Contracts Affecting the Property ............18
         12.1 Generally .....................................................18
         12.2 Seller's Reserved Rights ......................................19


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  13.    Events of Default ..............................................19
         13.1 By Seller..................................................19
         13.2 By Buyer ..................................................19
  14.    Notices.........................................................19
  15.    Brokers and Finders ............................................20
  16.    Right of First Opportunity .....................................20
  17.    Successors and Assigns .........................................21
  18.    Amendments .....................................................21
  19.    Continuation and Survival of Representations and Warranties ....21
  20.    Governing Law ..................................................21
  21.    Entire Agreement ...............................................21
  22.    Enforcement ....................................................21
  23.    Time of the Essence ............................................21
  24.    Exclusivity ....................................................21
  25.    Counterparts ...................................................21
  26.    Waiver .........................................................21
  27.    Confidential Information .......................................21
  28.    Good Faith .....................................................22

EXHIBITS

  EXHIBIT A Legal Description ............................................    23
  EXHIBIT B Earnest Money Note ...........................................    25
  EXHIBIT C Restrictive Agreements .......................................    26
  EXHIBIT D Assignment and Assumption of Leases ..........................    27
  EXHIBIT E Assignment and Assumption of Contracts .......................    30
  EXHIBIT F Tenant Estoppel Certificate ..................................    33
  EXHIBIT G Reciprocal Easement Estoppel Certificate .....................    36


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TABLE OF DEFINITIONS

  DEFINED TERM                    SECTION
NUMBER
  Additional Deposit              2.1.2
  Additional Note                 2.1.2
  Agreement                       Preamble
  Appurtenances                   l(b)
  BN                              4 3(j)
  Buyer                           Preamble
  Buyer's Contingencies           4.3
  Buyer's Notice                  16
  Closing Date                    6.2
  Code                            6.3.1(h)
  Contract Assignment             6.3.1(d)
  Contracts                       4.1 (e)
  DCLU                            4.1(c)
  Deed                            2.4
  Deposits                        2.1.3
  Due Diligence Materials         4.1
  Due Diligence Notice            4.1
  Due Diligence Period            4.2
  Easement Agreement              3.4
  Escrow Agent                    6.1
  Fair Market Value               16
  Glacier Park                    4. l(j)
  Hazardous Substance             7.1(k)
  Improvements                    l(c)
  Initial Deposit                 2.1.1
  Initial Note                    2.1.1
  Intangible Property             l(d)
  Lease Assignment                6.3.1(c)
  Leases                          4.1 (d)
  Master Use Permit               3.2
  Permits                         4.1 (i)
  Preliminary Commitment          4.1(a)
  Property                        1
  Property Inspection             4.3(e)
  Purchase Price                  2.2
  Real Property                   Recitals
  Restrictive Agreements          4.1 (b)
  Seller                          Preamble
  Seller's Contingencies          4.5
  Survey                          4.1 (c)
  Terminal 86                     3.4
  Title Company                   2.1.1
  Title Policy                    2.4
  UCC                             4.1 (k)


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                                     REAL ESTATE
                             PURCHASE AND SALE AGREEMENT

    THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of July 18, 1994, by and between THE PORT OF SEATTLE, a Washington special purpose municipal corporation ("Seller"), and IMMUNEX CORPORATION, a Washington corporation ("Buyer").

                                       RECITALS

    A. Seller owns approximately 29 acres of real property known as Terminal 88, as more particularly described on EXHIBIT A attached hereto and made a part hereof ("Real Property").

    B. Buyer desires to purchase, and Seller desires to sell, the Real Property on the terms set forth in this Agreement.

                                      AGREEMENT

    IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1. PROPERTY; LEGAL DESCRIPTION

    1.1 PROPERTY. Seller shall sell and convey to Buyer, and Buyer shall purchase from Seller, subject to the terms and conditions set forth herein, the following (collectively, "Property"):

(a) the Real Property;

    (b) all of Seller's right, title and interest in any rights, licenses, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, permits, approvals, air rights, water, water rights and water stock relating to the Real Property and any easements, rights-of-way and appurtenances used in connection with the beneficial use and enjoyment of the Real Property (collectively, "Appurtenances");

    (c) all of Seller's right, title and interest in all improvements and fixtures located on the Real Property, including, without limitation, all buildings, piers, docks, pilings and other structures located on the Real Property and all apparatus, equipment and appliances used m connection with the operation or occupancy of the Real Property, including, without limitation, all plumbing, heating, air-conditioning and electrical equipment and facilities used to provide any utility services or other services to the Real Property (collectively "Improvements"); and (d) all of Seller's interest in any intangible property used in the ownership, use or operation of the Real Property or Improvements, including, without limitation, and, except for trade names of Seller and as otherwise provided in this Agreement, any contracts, leases, agreements and other rights relating to the ownership, use or operation of the Real Property or Improvements (collectively, "Intangible Property").

    1.2 LEGAL DESCRIPTION. Seller and Buyer acknowledge that (a) the Survey has not been completed as of the date hereof and (b) it may be necessary to revise the legal description for the Real Property set forth in EXHIBIT A when the Survey is completed. Seller and Buyer agree that if such legal description requires revision, the revised legal description shall be incorporated into this Agreement, provided it is approved by Seller and Buyer in writing.

2. DEPOSITS; PURCHASE PRICE; CARRYING COSTS; TITLE

2.1 EARNEST MONEY DEPOSITS

    2.1.1 INITIAL DEPOSIT. Buyer shall make an earnest money deposit in the amount of Four Hundred Six Thousand Eight Hundred Dollars ($406,800) ("Initial Deposit"). The Initial Deposit shall be deposited in trust with Transamerica Title Insurance Company, 1200 Sixth Avenue, Seattle, Washington 98101 ("Title Company"), together with a copy of this Agreement, immediately after this Agreement is executed by all parties. The Initial Deposit shall be in the form of a promissory note substantially the same in form and content as EXHIBIT B attached hereto and made a part hereof


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("Initial Note") and shall be made by Buyer payable to the order of Title
Company. The Initial Note shall be converted to cash if and when all of Buyer's Contingencies set forth in Sections 4.3 (a)-(f) are either satisfied or waived in accordance with Sections 4.3 and 4.4. Upon conversion to cash, Title Company shall invest the Initial Deposit in interest bearing instruments or accounts that are acceptable to both Seller and Buyer.

         2.1.2 ADDITIONAL DEPOSIT. Buyer shall make an additional earnest money deposit in the amount of Two Hundred Seventy One Thousand Two Hundred Dollars ($271,200) ("Additional Deposit") within 5 business days after Buyer's Contingency set forth in Section 4.3 (g) is satisfied. If such Buyer's Contingency is satisfied before the expiration of the Due Diligence Period, the Additional Deposit shall be in the form of a promissory note substantially the same in form and content as the Initial Note ("Additional Note"). The Additional Note shall be made by Buyer payable to the order of Title Company. The Additional Note shall be converted to cash if and when all of Buyer's Contingencies set forth in Sections 4.3 (a)-(f) are either satisfied or waived in accordance with Sections 4.3 and 4.4. Upon conversion to cash, Title Company shall invest the Additional Deposit in interest bearing instruments or accounts that are acceptable to both Seller and Buyer. If Buyer's Contingency set forth in Section 4.3 (g) is satisfied after the expiration of the Due Diligence Period, the Additional Deposit shall be paid in cash and deposited in trust with Title Company, and Title Company shall invest it in interest bearing instruments or accounts that are acceptable to both Seller and Buyer.

         2.1.3 DEPOSITS, GENERALLY. The Initial Deposit and Additional Deposit (collectively "Deposits") shall be credited toward the Purchase Price. Interest on the Deposits shall accrue to the benefit of and be payable to Seller unless
(a) this Agreement is terminated because Buyer's Contingencies set forth in Sections 4.3 (i)-(l) have not been timely satisfied, or (b) such Buyer's Contingencies are not timely satisfied, but Buyer waives them and proceeds with the purchase of the Property, in either of which cases interest on the Deposits shall accrue to the benefit of and be payable to Buyer.

    2.2 PURCHASE PRICE. The purchase price for the Property shall be Thirteen Million Five Hundred Sixty Thousand Dollars ($13,560,000) ("Purchase Price") and shall be paid to Seller at closing in cash or immediately available funds.

    2.3 CARRYING COSTS. Buyer shall pay to Seller carrying costs for the Property at the rate of 7.25% of the Purchase Price per annum, compounded annually, for the period beginning on the date of this Agreement and ending on the earlier of (a) the day before the

Closing Date or (b) January 31, 1996. Buyer shall pay carrying costs for the Property at the rate of 3.625% of the Purchase Price per annum, compounded annually, for the period beginning on February 1, 1996 and ending on the day before the Closing Date if, due to an extension under Section 4.4 (b), the Closing Date does not occur on or before February 1, 1996. Buyer shall pay the accrued carrying costs in a lump-sum at closing. If closing fails to occur for any reason, Buyer ,shall have no obligation to pay any carrying costs for the Property.

    2.4. STATUTORY WARRANTY DEED; TITLE POLICY. At closing, Seller shall convey to Buyer fee simple title to the Property by duly executed and acknowledged statutory warranty deed satisfactory in form and substance to Buyer ("Deed"), free and clear of all defects and encumbrances and subject to no exceptions other than (a) real property taxes and installments of assessments not yet due or payable as of the Closing Date, (b) easements, servitudes or installations that are not disclosed by the public records, (c) unpatented mining claims, reservations or exceptions in patents or in acts authorizing the issuance thereof, Indian treaty or aboriginal rights, including, but not limited to, easements and equitable servitudes, and water rights, claims or title to water, whether or not the matters excepted under this clause (c) are shown by the public records, (d) the right of use, control or regulation by the United States of America in the exercise of powers over navigation and any prohibition or limitation on the use, occupancy or improvement of the Real Property resulting from the rights of the public or riparian owners to use any waters that may cover the Real Property or to use any portion of the Real Property that is now or may formerly have been covered by water, (e) any service, installation, connection, maintenance or construction charges for sewer, water, electricity or garbage collection or disposal or other utilities, unless disclosed as an existing lien by the public records, (f) those title exceptions that Buyer approves pursuant to Section 4.3(a), and (g) the Leases. (The exceptions described in items (a) through (g) of this Section 2.4 are collectively referred to as "Permitted Exceptions".) If Seller is not permitted to deliver a statutory warranty deed due to a requirement of law, the Deed may be a special warranty deed satisfactory in form and substance to Buyer. Seller shall cause Title Company to commit to issue to Buyer at closing, and to issue to Buyer as soon as available after closing, an ALTA extended 1992 form owner's policy of title insurance for


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the Property in the full amount of the Purchase Price, subject only to the
Permitted Exceptions ("Title Policy"). Seller shall pay a portion of the premium for the Title Policy equal to the cost of providing standard coverage, and Buyer shall pay the balance of the premium for the Title Policy. The Title Policy shall be dated as of the Closing Date, shall provide full coverage against mechanics' and materialmen's liens arising out of the construction, repair or alteration of any of the Improvements done by or on behalf of anyone other than Buyer and shall contain such special endorsements as Buyer may reasonably require. Any additional premium charged by reason of such special endorsements shall be paid by Buyer. If Title Company is unwilling or unable to issue any special endorsements requested by Buyer beyond the standard terms of an extended coverage policy, then Buyer may, as its sole remedy, proceed to closing without the endorsements or elect to terminate this Agreement by written notice to Seller and Escrow Agent.

3. FUNDING SOURCES; MASTER USE PERMIT; ENVIRONMENTAL ISSUES;
    EASEMENT AGREEMENT

3.1 FUNDING SOURCES. Seller and Buyer acknowledge that Buyer's intended use of the Property will require access improvements to be made so that there is 24-hour per day, unobstructed vehicular and truck access to the west side of the Burlington Northern railroad tracks, where the Property is located, and such other access as may be required by the appropriate permitting authorities. Seller and Buyer acknowledge that the cost of such improvements is currently estimated to be Twelve Million Dollars ($12,000,000), but that the actual cost may be as high as Twenty-Five Million Dollars ($25,000,000) if access for large trucks is required by the appropriate permitting authorities. Commencing on the date of this Agreement, Seller shall use reasonable efforts to assist Buyer in securing written commitments, satisfactory to Buyer, for funding for 100% of the actual cost of such improvements. Notwithstanding the foregoing, Seller shall not be obligated to enter into any third-party agreement in connection with securing such funding that would commit Seller to improve or participate in funding such access to the Property if Seller and Buyer fail to close the purchase and sale hereunder.

    3.2 MASTER USE PERMIT. Seller and Buyer acknowledge that Buyer's intended use of the Property will require Buyer to obtain a master use permit from the City of Seattle ("Master Use Permit"). Commencing on the date of this Agreement, Buyer shall use reasonable efforts to obtain a Master Use Permit for Buyer's intended use of the Property. Seller shall cooperate with and assist Buyer in obtaining such Master Use Permit, and shall execute such documents and applications, attend such meetings and hearings and provide such information about the Property as may be necessary or desirable in connection therewith. Notwithstanding the foregoing, Seller shall not be obligated to enter into any third-party agreement in connection with obtaining the Master Use Permit that would commit Seller to take any action in connection with the Master Use Permit if Seller and Buyer fail to close the purchase and sale hereunder. Buyer shall pay all costs and expenses associated with obtaining the Master Use Permit (including, without limitation, all costs and expenses associated with preparing an environmental impact statement) and, upon presentation of paid receipts, Buyer shall reimburse Seller for costs and expenses incurred by Seller in cooperating and assisting Buyer in connection therewith, except for salaries of Seller's employees, Seller's attorneys' fees and the fees of any consultants of Seller not approved in advance by Buyer.

    3.3 ENVIRONMENTAL ISSUES. Seller has been informed, but does not warrant, that the Property is in compliance with State of Washington Model Toxic Control Act Method C clean-up levels (industrial uses). If Buyer determines that the environmental condition of the Property is unsatisfactory to Buyer, and elects to proceed with the purchase of the Property nonetheless, Buyer shall have the right to clean up the Property to its satisfaction prior to closing and to extend the Closing Date until such cleanup is completed. Buyer shall diligently pursue to completion any environmental cleanup that it commences under this
Section 3.3.

    3.4 EASEMENT AGREEMENT. Buyer acknowledges that, after the Closing Date, Seller will require an easement across the Real Property for ingress to and egress from the parcel of land that is commonly known as Terminal 86 ("Terminal 86"), which is owned by Seller and is adjacent to the Real Property and upon which a grain terminal is located. Promptly after this Agreement has been executed by both parties, Seller and Buyer shall begin to negotiate in good faith an easement agreement, which shall be executed and delivered at closing, that will provide such ingress to and egress from Terminal 86 ("Easement Agreement").

4. CONDITIONS TO CLOSING

    4.1 DUE DILIGENCE MATERIALS. Seller shall, at Seller's expense, provide to Buyer, or make available to Buyer for inspection, as soon as possible after the date hereof (but no later than 30 days after the date hereof, except as otherwise provided in this Section 4.1), the following materials (collectively, "Due Diligence Materials"):


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         (a) a preliminary commitment for the Title Policy, accompanied by copies of all documents referred to therein ("Preliminary Commitment");

         (b) copies of any existing and proposed easements, covenants, restrictions, agreements or other documents that, to Seller's knowledge, affect title to the Property (collectively, "Restrictive Agreements") and that are not disclosed by the Preliminary Commitments, including, without limitation, the Restrictive Agreements listed on EXHIBIT C attached hereto and made a part hereof;

         (c) an ALTA as-built survey of the Property by a State of Washington licensed surveyor or civil engineer ("Survey"), which shall be delivered to Buyer no later than 60 days after the date of this Agreement. The Survey shall be acceptable and certified to Buyer and Title Company and shall be in sufficient detail to provide the basis for obtaining the Title Policy and shall show the location of all easements (including easements for underground and underwater Improvements as to which Seller or the surveyor has knowledge or the existence of which is disclosed in documents of record or known to Seller or the surveyor) and Improvements (including equipment and facilities used to provide utility services) and any and all other pertinent information with respect to the Property that would customarily be included in an ALTA as-built survey. The Survey shall also demarcate the shoreline, as specified in Director's Rule 23-88 of the State of Washington Department of Construction and Land Use ("DCLU"), and any encroachments of Improvements onto easements or onto adjacent properties, or certify to their absence, and shall indicate the presence of easements and improvements (including equipment and facilities used to provide utility services) on property adjoining the Property if located within 5 feet of the boundaries of the Property. The boundary lines of the Property and the shoreline, as specified in Director's Rule 23-88 of the DCLU, shall be staked, at Seller's expense, no later than 30 days after the date of this Agreement;

         (d) (i) all existing leases and rental agreements (and amendments thereto) affecting the Property under which Seller holds the landlord's interest (such leases and rental agreements, together with any leases or rental agreements and amendments thereto that Buyer approves in accordance with Section 12.2, are collectively referred to as "Leases"), (ii) all licenses (and amendments thereto) affecting the Property and (iii) all correspondence and other writings relating to the Leases and such licenses;

         (e) all service contracts, maintenance contracts, management contracts, certificates of occupancy, warranties and guaranties and other contracts and documents (and amendments thereto) relating to the Property (collectively, "Contracts").

         (f) (i) all monthly and year-end financial statements relating to the Property that have been prepared by or for Seller, including, but not limited to, balance sheets and statements of operations for the Property, from the date Seller became the owner of the Property through the present, which shall be prepared by Seller or Seller's accountants in accordance with generally accepted accounting principles and certified by Seller as true and correct, and such additional financial information relating to the Property as Buyer shall reasonably request, including, but not limited to, accounts receivable, general ledgers and copies of selected invoices; and (ii) all annual operating statements for all tenants of the Property, from the date Seller became the owner of the Property to the present, that Seller has in its possession;

         (g) (i) current casualty, liability and other insurance policies affecting the Property and (ii) any pending and past claims filed against any casualty, liability and other insurance policies affecting the Property;

         (h) all documents in Seller's possession relating to any existing or threatened litigation or condemnation affecting or relating to the Property;

         (i) (i) all governmental, administrative or private licenses, permits, approvals, certificates, agreements, rights and privileges obtained or held by Seller and relating to (A) the construction, operation, use or occupancy of any part of the Property or (B) zoning, comprehensive plan, land-use, subdivision, environmental, building and construction laws and regulations restricting, regulating or otherwise affecting the use, occupancy or enjoyment of the Property (collectively, "Permits") and (ii) any notices of violation of any Permits, or of any of the laws and regulations described in clause (i)(B) of this Section 4.1(i);


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         (j) (i) all environmental assessment reports and investigations with respect to the Property that Seller has in its possession (Seller shall use best efforts to obtain and deliver to Buyer any such reports and investigations that were done by or for the federal government), (ii) all raw data in Seller's possession that relates to the environmental condition of the Property, (iii) all contracts and agreements in Seller's possession (including, without limitation, any contracts or agreements between Seller and Glacier Park Company, a Delaware corporation, the previous owner of portions of the Property ("Glacier Park")) and all governmental correspondence, orders, requests for information or action and other legal documents in Seller's possession that relate to the presence or removal of Hazardous Substances on, in or under the Property, (iv) any other information in Seller's possession relating to the physical and environmental condition or potential contamination of the Property and (v) any information in Seller's possession relating to the environmental condition or potential contamination of any property adjacent to the Property;

         (k) all security agreements and Uniform Commercial Code ("UCC") financing statements affecting the Property;

         (1) all reports in Seller's possession on the physical, structural and mechanical condition of the Property, including, without limitation, reports on the plumbing, heating, air conditioning and electrical systems and elevators; and

(m) all other materials reasonably requested by Buyer.

    Upon Seller's providing Buyer with all the Due Diligence Materials, Seller shall deliver to Buyer a written notice ("Due Diligence Notice") setting forth Seller's representation and warranty that all the Due Diligence Materials required to be delivered hereunder have been provided to Buyer or made available to Buyer for inspection. If Seller, after the date of the Due Diligence Notice, discovers any additional items that should have been included among the Due Diligence Materials, Seller shall immediately deliver such items to Buyer.

    4.2 DUE DILIGENCE PERIOD. Buyer shall have a period of 180 days within which to conduct its due diligence investigation of the Property ("Due Diligence Period"). The Due Diligence Period shall commence on the date that Seller delivers the Due Diligence Notice to Buyer. Notwithstanding the foregoing, if Seller delivers any material Due Diligence Materials to Buyer after the date that Seller delivers the Due Diligence Notice to Buyer, Buyer shall have a period of up to 180 days from the date such Due Diligence Materials are delivered to conduct its due diligence investigation of the Property with respect to the matters covered by such Due Diligence Materials.

    4.3 BUYER'S CONTINGENCIES. The occurrence or waiver by Buyer of the following events (collectively, "Buyer's Contingencies") shall be conditions precedent to Buyer's obligation to purchase the Property:

(a) Buyer's review and approval, before the expiration of the Due Diligence Period, of matters affecting title to the Property as follows: Buyer shall advise Seller, within 60 days after the commencement of the Due Diligence Period, what exceptions to title (i.e., exceptions set forth in the Preliminary Commitment and exceptions evidenced by the Restrictive Agreements to the extent not set forth as exceptions in the Preliminary Commitments), if any, will be accepted by Buyer. Seller shall have 60 days after receipt of Buyer's objections to give Buyer notice (i) that Seller will remove all objectionable exceptions from title or (ii) that Seller elects not to cause any such exceptions to be removed. If Seller fails to give Buyer notice before the expiration of such 60-day period, Seller shall be deemed to have elected not to cause such objectionable exceptions to be removed. If Seller elects not to cause such objectionable exceptions to be removed, Buyer shall have until the expiration of the Due Diligence Period to notify Seller of Buyer's election to either proceed with the purchase and take the Property subject to such exceptions, or to terminate this Agreement. If Buyer fails to give Seller notice of its election before the expiration of the Due Diligence Period, Buyer shall be deemed to have elected to terminate this Agreement. If Seller gives notice that it will cause one or more objectionable exceptions to be removed and fails to remove any such objectionable exceptions from title on or before the Closing Date, Buyer shall have the right to either (A) elect to terminate this Agreement by written notice to Seller and Escrow Agent or (B) proceed with the purchase, with an abatement of the Purchase Price equal to the actual cost of removing such objectionable exceptions from title, and take the Property subject to such exceptions. Buyer's failure to provide notice of its election to terminate this Agreement on or before the Closing Date shall constitute Buyer's election to proceed with the purchase;

         (b) Buyer's review and approval, before the expiration of the Due Diligence Period, of the terms, conditions and expiration dates of all land use and environmental Permits and approvals for the Property then in existence;


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         (c) Buyer's review and approval, before the expiration of the Due
Diligence Period, of the Survey and all other Due Diligence Materials;

         (d) Buyer's review and approval, before the expiration of the Due Diligence Period, of the credit worthiness of all tenants and licensees of the Property;

         (e) Buyer's inspection and approval, before the expiration of the Due Diligence Period, of the physical condition of the Property ("Property Inspection"), which may take place at any reasonable time upon reasonable prior notice to Seller and which may include, without limitation, the performance at Buyer's expense of soil tests (including borings), Hazardous Substance studies, surveys, engineering inspections and studies and historical use studies;

         (f) Buyer's review and approval of the form and content of the Easement Agreement before the expiration of the Due Diligence Period;

         (g) Buyer's receipt, by the Closing Date, of written commitments, satisfactory to Buyer, for funding for 100% of the cost of access improvements required for Buyer's intended use of the Property, as described in Section 3. 1;

         (h) Buyer's receipt, by the Closing Date, of a Master Use Permit and all other land use and environmental permits for Buyer's intended use of the Property, with terms and conditions that are satisfactory to Buyer, and all permit appeal periods shall have expired by the Closing Date without any appeals;

         (i) all of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date;

         (j) Seller, at Seller's expense, and to Buyer's satisfaction, shall have removed from the Property prior to the Closing Date all materials and debris currently stored on the Property by Seller; Seller and Glacier Park and/or Burlington Northern Railroad ("BN") and/or their affiliates shall have completed any environmental cleanup of the Property that is currently under way and any environmental cleanup of the Property that is required pursuant to any agreements between Seller and Glacier Park and/or BN and/or their affiliates that relate to any such cleanup; and the physical condition of the Property shall otherwise be substantially the same on the Closing Date as on the date of this Agreement, reasonable wear and tear and destruction or damage by casualty to only the Improvements excepted;

         (k) except as disclosed to and approved by Buyer in writing, on the Closing Date there shall be no outstanding contracts made by Seller for any improvements to the Property that have not been fully paid, and Seller shall have caused to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the Closing Date; and

(1) Seller shall timely perform all of its obligations under this Agreement.

    4.4 SATISFACTION/WAIVER OF BUYER'S CONTINGENCIES. Buyer's Contingencies are solely for the benefit of Buyer. If any of Buyer's Contingencies are not timely satisfied, Buyer shall have the right, at its sole election, either to waive such unsatisfied Buyer's Contingencies in writing and proceed with the purchase or to terminate this Agreement. If Buyer fails to notify Seller in writing before the expiration of the Due Diligence Period that it is terminating this Agreement because any of Buyer's Contingencies set forth in Sections 4.3(a)-(f) have not been timely satisfied, or if Buyer fails to notify Seller in writing on or before the Closing Date that it is terminating this Agreement because any of Buyer's Contingencies set forth in Sections 4.3(g)-(1) have not been timely satisfied, Buyer shall be deemed to have elected to proceed with the purchase under this Agreement. If Buyer elects to terminate this Agreement because Buyer's Contingencies set forth in Sections 4.3 (a)-(f) or (i)-(l) have not been timely satisfied, the escrow shall be terminated, and the Deposits shall immediately be returned to Buyer. If Buyer elects to terminate this Agreement because Buyer's Contingencies set forth in Sections 4.3 (g)-(h) have not been timely satisfied, the escrow shall be terminated, the Initial Deposit shall be immediately returned to Buyer, and the Additional Deposit (if previously earned) shall be retained by Seller. In either case, all documents and other funds shall be returned to the party who deposited them, and neither party shall have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement, and except that Seller and Buyer shall each pay one-half of the cost of terminating the escrow. The Closing Date shall be extended, at Buyer's request, (a) up to


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30 days if required to allow Buyer's Contingencies set forth in Sections 4.3
(a)-(f) or (i)-(l)to be satisfied, subject to Buyer's further right to terminate this Agreement upon the expiration of the period of any such extension if all such Buyer's Contingencies have not been satisfied, and (b) up to 180 days if required to allow Buyer's Contingencies set forth in sections 4.3 (g)-(h) to be satisfied, subject to Buyer's further right to terminate this Agreement during or upon the expiration of such 180-day period if it appears to Buyer that such Buyer's Contingencies will not be satisfied.

    4.5 SELLER'S CONTINGENCIES. The occurrence or waiver by Seller of the following events (collectively, "Seller's Contingencies") shall be conditions precedent to Seller's obligation to sell the Property:

         (a) Seller's review and approval of the form and content of the Easement Agreement before the expiration of the Due Diligence Period;

         (b) All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date; and

(c) Buyer shall timely perform all of its obligations under this Agreement.

4.6 SATISFACTION/WAIVER OF SELLER'S CONTINGENCIES. Seller's Contingencies are solely for the benefit of Seller. If any of Seller's Contingencies are not timely satisfied, Seller shall have the right at its sole election either to waive such unsatisfied Seller's Contingencies in writing and proceed with the sale or to terminate this Agreement. If Seller fails to notify Buyer in writing before the expiration of the Due Diligence Period that it is terminating this Agreement because Seller's Contingency set forth in Section 4.5(a) has not been timely satisfied, or if Seller fails to notify Buyer in writing on or before the Closing Date that it is terminating this Agreement because either of Seller's Contingencies set forth in Sections 4.5(b) and (c) has not been satisfied, Seller shall be deemed to have elected to proceed with the sale under this Agreement. If Seller elects to terminate this Agreement because Seller's Contingencies have not been timely satisfied or waived, the escrow shall be terminated, the Initial Deposit and the Additional Deposit (if previously earned) shall be retained by Seller, all documents and other funds shall be returned to the party who deposited them, and neither party shall have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement, and except that Seller and Buyer shall each pay one-half of the cost of terminating the escrow. The Closing Date may be extended, upon written agreement of Buyer and Seller, up to 30 days if required to allow Seller's Contingencies to be satisfied, subject to Seller's further right to terminate this Agreement upon the expiration of the period of any such extension if all such Seller's Contingencies have not been satisfied.

5. LEASES; CONTRACTS

    5.1 LEASES. Buyer shall assume, from and after closing, all Leases affecting the Property that are disclosed to Buyer prior to the expiration of the Due Diligence Period or that Buyer approves in accordance with Section 12.2, and Seller shall at closing assign such Leases to Buyer. Seller shall, prior to closing, obtain all consents that are necessary in connection with such assignment and assumption.

    5.2 CONTRACTS. Buyer shall assume, from and after closing, all Contracts and Restrictive Agreements affecting the Property that are disclosed to and approved by Buyer prior to the expiration of the Due Diligence Period, and Seller shall at closing assign such Contracts and Restrictive Agreements and all warranties, guaranties and Permits relating to the Property to Buyer. Seller shall, prior to closing, obtain all consents that are necessary in connection with such assignment and assumption.

6. ESCROW AND CLOSING

    6.1 ESCROW. Upon the execution of this Agreement by both parties, the parties shall deposit with Title Company a copy of this Agreement, and this Agreement shall serve as the instructions to Title Company as the escrow agent for consummating the purchase and sale contemplated hereby. (Title Company, when acting in its capacity as escrow agent, is referred to as "Escrow Agent".) Seller and Buyer shall execute such additional and supplementary escrow instructions as may be appropriate or required by Escrow Agent to enable Escrow Agent to comply with the terms of this Agreement.


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    6.2 CLOSING DATE. The closing hereunder shall be held at the offices of
Title Company described in Section 2.1 on February 1, 1996, provided that all of Buyer's Contingencies and Seller's Contingencies have then been either satisfied or waived in accordance with Sections 4.3-4.6, or such other date prior thereto as Seller and Buyer may agree to in writing ("Closing Date").

6.3 CLOSING

         6.3.1 SELLER'S ESCROW DEPOSITS. On or before the Closing Date, Seller shall deposit into escrow the following:

(a) the duly executed and acknowledged Deed;

(b) the duly executed Bill of Sale;

(c) duly executed counterparts of the Easement Agreement;

         (d) originals (or copies certified by Seller to be true and complete) of all Leases (and any amendments thereto), all records and correspondence relating thereto, all security deposits relating thereto (the amount of which Buyer may take as a credit against the Purchase Price under Section 6.5) and duly executed and acknowledged counterparts of an assignment and assumption of Leases substantially the same in form and substance as EXHIBIT D attached hereto and made a part hereof ("Lease Assignment");

         (e) originals (or copies certified by Seller to be true and complete) of all Contracts and Restrictive Agreements (and any amendments thereto) to be continued by Buyer after closing, and originals or copies of any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements, originals of all Permits and duly executed counterparts of an assignment and assumption of Contracts, Restrictive Agreements, warranties and guaranties, Permits and Intangible Property, substantially the same in form and substance as EXHIBIT E attached hereto and made a part hereof ("Contract Assignment");

         (f) a UCC search from a reputable search firm indicating that, as of a date not earlier than one week prior to the Closing Date, there are no filings against Seller in the office of the Department of Licensing of the State of Washington that would be a lien on any of the Property (other than such filings, if any, as are being released at the time of closing or are approved by Buyer in writing);

(g) duly executed tenant estoppel certificates from all tenants occupying any portion of the Property, substantially the same in form and substance as EXHIBIT F attached hereto and made a part hereof and, if previously requested by Buyer, duly executed estoppel certificates relating to any reciprocal easement agreements specified by Buyer, substantially the same in form and substance as EXHIBIT G attached hereto and made a part hereof;

         (h) notices of the sale of the Property to be sent to the tenants and licensees of the Property, in form and substance satisfactory to Buyer;

         (i) an affidavit in form and substance satisfactory to Buyer that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the United States Internal Revenue Code ("Code");

         (j) a closing statement, to be prepared by Escrow Agent, in form and substance satisfactory to Buyer and Seller;

         (k) any other documents, instruments, records, correspondence and agreements called for hereunder that have not previously been delivered; and

         (1) any consents required to be obtained from any third parties in order to consummate the purchase and sale under this Agreement, including, without limitation, a certified copy of the Port Commission approval of the transaction contemplated by this Agreement.


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Buyer may waive Buyer's right to receive any of the foregoing items by giving
Seller and Escrow Agent written notice thereof.

         6.3.2 BUYER'S ESCROW DEPOSITS. On or before the Closing Date, Buyer shall deposit into escrow the following:

(a) duly executed counterparts of the Easement Agreement;

         (b) duly executed counterparts of the Lease Assignment and the Contract Assignment;

         (c) a settlement statement, to be prepared by Escrow Agent, in form and substance satisfactory to Buyer and Seller; and

(d) all documents and funds required to close escrow.

         6.3.3 ADDITIONAL INSTRUMENTS AND DOCUMENTATION. Seller and Buyer shall each deposit into escrow such other instruments and documents as are reasonably required by Escrow Agent or otherwise to close the escrow and consummate the purchase and sale of the Property in accordance with this Agreement.

    6.4 PRORATIONS. Rents and license fees actually collected, whether such collection occurs prior to, on or after closing (any delinquent rents or license fees collected after closing shall be applied in the inverse order of delinquency), real property taxes, installments of assessments due for the year of closing, water, sewer and utility charges, amounts payable under the Contracts, if any, that Buyer determines will be continued after closing, annual permit and/or inspection fees (calculated on the basis of the period covered), insurance premiums, as to those POLICIES of Seller, if any, that Buyer determines will be continued after closing, and other expenses normal to the operation and maintenance of the Property shall be prorated on the basis of a 360-day year as of the Closing Date. Such prorations shall take into account any sums prepaid or to be paid by tenants as reimbursement for expenses. If any prorations cannot be calculated accurately on the Closing Date or if any rents or license fees have not been received as of the Closing Date, then the same shall be calculated as soon thereafter as possible, and if either party owes the other party a sum of money based on such prorations, such party shall promptly pay such sum to the other party, together with interest thereon at the rate of 12% per annum from the Closing Date to the date of payment if payment is not made within 10 days after delivery of a bill therefor. Notwithstanding any other provision of this Agreement to the contrary, if Buyer becomes liable after closing for payment of any real property taxes or assessments assessed against the Property for any period of time prior to the Closing Date, Seller shall pay to Buyer, upon demand, an amount equal to such real property tax or assessment.

    6.5 CLOSING COSTS. Seller shall pay a portion of the premium for the Title Policy that is equal to the cost of providing standard coverage and the cost of any standard endorsements to the Title Policy requested by Buyer. Buyer shall pay the balance of the premium for the Title Policy and the cost of any special endorsements to the Title Policy required by Buyer. Seller shall pay any State of Washington real estate excise taxes applicable to the sale. Seller shall pay all leasing commissions and tenant improvement costs accrued in connection with any lease executed on or before closing. Buyer shall be entitled to a credit against the Purchase Price for the total sum of all security deposits paid to Seller by tenants under the Leases unless such deposits are delivered to Buyer at closing. Buyer shall pay the cost of recording the Deed. Buyer and Seller shall each pay one-half of Escrow Agent's fee.

7. REPRESENTATIONS AND WARRANTIES

    7.1 SELLER'S REPRESENTATION AND WARRANTIES. Seller represents and warrants to Buyer as follows:

         (a) (i) To the best of Seller's knowledge, without inquiry, there are no material physical, structural, design or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning and electrical systems, and all such items are in good operating condition and repair; and (ii) to the best of Seller's knowledge, all such items are in compliance with all applicable governmental laws and regulations;


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         (b) To the best of Seller's knowledge, the use and operation of the
Property are in full compliance with applicable zoning, comprehensive plan, land use, subdivision, environmental, building, construction and other local, state and federal laws and regulations; Seller makes this representation and warranty without regard to exceptions or exemptions to such laws and regulations that are applicable to Seller because of its status as a limited purpose municipal corporation;

         (c) All Due Diligence Materials and other instruments and documents delivered to Buyer pursuant to this Agreement are complete and accurate originals or copies and are, to the best of Seller's knowledge, in full force and effect, without default by any party;

         (d) There are no condemnation, environmental, zoning or other land-use regulation proceedings instituted or, to the best of Seller's knowledge, planned to be instituted, that would materially and detrimentally affect the use and operation of the Property as Buyer's corporate and research and development headquarters or materially affect the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property;

         (e) To the best of Seller's knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Property, as presently used, are installed to the property lines of the Property, are connected pursuant to valid permits and are adequate to service the Property and to permit full compliance with all requirements of law and normal use of the Property, as presently used;

         (f) Seller has obtained all licenses, permits and easements and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property, as presently used, and to ensure vehicular and pedestrian ingress to and egress from the Property, as presently used;

         (g) There is no litigation pending or, to the best of Seller's knowledge, threatened against Seller or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the use or operation of the Property as Buyer's corporate and research and development headquarters or the ability of Seller to perform its obligations under this Agreement, or that might materially affect the value of the Property;

         (h) Seller is a Washington special purpose municipal corporation duly organized and validly existing under the laws of the State of Washington; this Agreement is, and all documents executed by Seller that are to be delivered to Buyer at closing will be, (i) duly authorized, executed, and delivered by Seller, (ii) legal, valid and binding obligations of Seller, (iii) sufficient to convey title (if they purport to do so) and (iv) in compliance with all provisions of all agreements and judicial orders to which Seller is a party or to which Seller or all or any portion of the Property is subject;

         (i) There is no fact that would prevent Buyer from using and operating the Property after closing in the normal manner in which the Property is presently being used and operated;

         (j) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

         (k) To the best of Seller's knowledge, there has been no generation, storage, transportation, release, deposit, spill, use, placement or disposal on, in or under the Property or any properties adjacent thereto of any Hazardous Substances (except for that caused by Glacier Park and/or BN and/or any of their affiliates as shall be disclosed in the Due Diligence Materials), and there is no proceeding or inquiry by any governmental body with respect thereto. To the best of Seller's knowledge, none of the Improvements contain any hazardous building materials or toxic substances, including, without limitation, asbestos or polychlorinated biphenols. A "Hazardous Substance" is any hazardous or toxic substance, material, or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or by the United States Environmental Protection Agency as a hazardous substance (40 C.F.R. Part 302 and amendments thereto), (ii) petroleum products and their derivatives, and
(iii) such other substances, materials and wastes as become regulated or subject to cleanup under any local, state or federal laws or regulations; and


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         (1) No person or entity has any right of first refusal or option to acquire any interest in the Property or any part thereof, and Seller has not sold or contracted to sell the Property or any portion thereof or interest therein other than as set forth herein.

    7.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows: Buyer is a Washington corporation duly organized and validly existing under the laws of the State of Washington and is in good standing under the laws of the State of Washington; this Agreement is, and all documents executed by Buyer that are to be delivered to Seller at closing will be, (a) duly authorized, executed, and delivered by Buyer, (b) legal, valid, and binding obligations of Buyer and (c) in compliance with all provisions of all agreements and judicial orders to which Buyer is a party or to which it is subject.

8. INDEMNIFICATION.

    8.1 GENERALLY. Each party hereby agrees to indemnify, defend and hold harmless the other party from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses (including, without limitation, reasonable attorneys' fees) resulting from any material misrepresentation, material breach of warranty or material breach of covenant made by such party under this Agreement or under any document given or delivered to the other pursuant to or in connection with this Agreement.

    8.2 BY BUYER. Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses (including, without limitation, reasonable attorneys' fees) arising out of Buyer's physical inspection or environmental cleanup of the Property prior to closing.

8.3 PROCEDURE. If either party receives notice of a claim or demand against which it is entitled to indemnification pursuant to this Section 8, such party shall immediately give notice thereof to the other party. The party obligated to indemnify shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend the same with counsel of its own choosing approved by the other party (which approval shall not be unreasonably withheld or delayed). If the party obligated to indemnify fails to defend such claim properly and effectively, then the party entitled to indemnification may defend such claim with counsel of its own choosing at the expense of the party obligated to indemnify.

    8.4 SURVIVAL. The indemnification provisions of this Section 8 shall survive beyond the delivery of the Deed and transfer of title, or, if title is not transferred pursuant to this Agreement, beyond any termination of this Agreement.

9. LOSS BY CASUALTY; CONDEMNATION. If, prior to closing, the Property, or any part thereof, is destroyed or damaged by a casualty, or if condemnation proceedings are commenced against the Property, Buyer shall have the right, by giving written notice of such decision to Seller within 30 days after receiving written notice of such destruction, damage or condemnation proceedings, to terminate this Agreement. If Buyer so terminates this Agreement, the escrow shall be terminated, the Deposits shall immediately be returned to Buyer, all documents and other funds shall be returned to the party who deposited them, and, neither party shall have any further rights or obligations hereunder, except as otherwise provided in this Agreement, and except that Seller shall pay any costs of terminating the escrow. If, however, only the Improvements are destroyed or damaged by a casualty, Buyer shall not have the right to terminate this Agreement, and shall accept the Property in its then-condition. If Buyer elects or is required to accept the Property in its then-condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such destruction, damage or condemnation, up to the amount of the Purchase Price, shall be paid or assigned to Buyer; in addition, Buyer shall be entitled to receive a credit at closing for the amount of any deductible under any applicable insurance policies of Seller, unless such deductible is paid by Seller.


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10. POSSESSION. Seller shall deliver possession of the Property to Buyer on the
Closing Date, subject to rights of tenants in possession. However, from and after the date this Agreement is executed by both parties and through the Closing Date, Seller shall afford Buyer and Buyer's authorized agents and representatives reasonable prior access to the Property in order to (a) conduct the Property Inspection, (b) satisfy Buyer that all of Seller's representations and warranties under this Agreement are true and that all of Buyer's Contingencies and Seller's covenants under this Agreement have occurred in accordance with this Agreement and (c) conduct an environmental cleanup of the Property if Buyer is not satisfied with the environmental condition of the Property. Buyer shall indemnify, defend and hold Seller harmless from and against any and all loss or liability arising from the entry by Buyer, its agents and representatives on the Property prior to the Closing Date, except to the extent caused by the gross negligence of Seller or Seller's agents, employees, tenants or contractors.

11. MAINTENANCE OF THE PROPERTY. From the date this Agreement is executed and until closing, Seller shall (a) maintain the Property in its present condition and repair, reasonable wear and tear excepted, except as otherwise provided in this Agreement, (b) perform all work required to be done by the landlord under the Leases, and (c) otherwise operate the Property in the same manner as before the making of this Agreement.

12. BUYER'S CONSENT TO NEW CONTRACTS AFFECTING THE PROPERTY

    12.1 GENERALLY. From the date of this Agreement and until closing or any termination of this Agreement, Seller shall not enter into any lease, lease amendment, contract, contract amendment, agreement or agreement amendment relating to the Property or waive any rights of Seller under any of the foregoing or permit any tenant of the Property to enter into any sublease, assignment of lease, contract or agreement relating to the Property without, in each case, obtaining Buyer's prior written consent. Buyer shall not unreasonably withhold or delay its consent to any of the foregoing.

    12.2 SELLER'S RESERVED RIGHTS. Notwithstanding the provisions of Section 12.1, Seller reserves the right to execute, deliver and record leases of all or portions of the Property provided that (a) the term of each such lease commences prior to the Closing Date; (b) each such lease grants Seller and its successors the right to terminate such lease without penalty as of the Closing Date, (c) the execution, delivery and performance of each such lease can be accomplished without breaching any of Seller's representations, warranties and covenants hereunder; and (d) Seller obtains Buyer's prior written consent to each such lease. Buyer shall not unreasonably withhold or delay its consent to any such lease.

13. EVENTS OF DEFAULT

    13.1 BY SELLER. If there is an event of default under this Agreement by Seller (including a material breach of any representation, warranty or covenant set forth herein), and if there is then no event of default under this Agreement by Buyer, Buyer shall be entitled, in addition to all other remedies available at law or in equity, (a) to seek specific performance of Seller's obligations hereunder or (b) to terminate this Agreement pursuant to Section 4.4 by written notice to Seller and Escrow Agent.

    13.2 BY BUYER. If Buyer fails, without any default by Seller or failure of any of Buyer's Contingencies, and without legal excuse, to complete the purchase of the Property, Seller's sole and exclusive remedy shall be the termination of this Agreement and the retention of the Initial Deposit and Additional Deposit (if previously earned), and in such event Buyer waives and releases any claim that Seller's retention of the Initial Deposit and Additional Deposit (if previously earned) is an unenforceable penalty or forfeiture, or that Seller is not entitled to retain the Initial Deposit and Additional Deposit (if previously earned).

14. NOTICES. Any notice under this Agreement shall be in writing, state the section of this Agreement to which it relates and be personally delivered, delivered by recognized overnight courier service or given by mail or via facsimile. Any notice given by mail shall be sent, postage prepaid, by certified or registered mail, return receipt requested. Any notice given by facsimile shall be verified by telephone. All notices shall be addressed to the parties at the following addresses or at such other addresses as the parties may from time to time direct in writing:


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Seller             The Port of Seattle
                   Pier 66
                   P.O. Box 1209
                   Seattle, Washington 98111
                   Attention: Al Lowe
                   Facsimile No.: (206) 728-3280
                   Telephone No.: (206) 728-3071
With a copy to:    Alston, Courtnage, MacAulay & Proctor
                   1000 Second Avenue, Suite 3900
                   Seattle, Washington 98104-1045
                   Attention: Constance L. Proctor, Esq.
                   Facsimile No.: (206) 623-1752
                   Telephone No.: (206) 623-7600
Buyer:             Immunex Corporation
                   51 University Street
                   Seattle, Washington 98101
                   Attention: Susan Erb
                   Facsimile No.: (206) 587-0606
                   Telephone No.: (206) 587-0430

                   Any notice shall be deemed to have been given, if personally delivered, when delivered, and if delivered by courier service, one business day after deposit with such courier service, and if mailed, two business days after deposit at any post office in the United States of America, and if delivered via facsimile, the same day as verified by telephone.

15. BROKERS AND FINDERS. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the purchase and sale contemplated hereby, except for David Alexander Company, which represents Buyer and the commission of which shall be 4% of the Purchase Price and payable if and when closing occurs. Each of the parties shall pay one-half of such commission at closing. If any other broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes the claim shall be responsible for such commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending such claim. The provisions of this Section 15 shall survive the delivery of the Deed and transfer of title.

16. RIGHT OF FIRST OPPORTUNITY. If, after purchasing the Property, Buyer decides not to develop the Property and to sell it in its then-condition, Buyer shall give Seller written notice thereof ("Buyer's Notice"), and Seller shall have the right of first opportunity to purchase the Property at its then-fair market value ("Fair Market Value"). If Seller desires to exercise its right of first opportunity to purchase the Property, Seller shall give Buyer written notice thereof within 5 days after receiving Buyer's Notice, and the parties shall thereafter seek to agree upon the Fair Market Value. If the parties are unable to agree upon the Fair Market Value within 15 days after the date of Buyer's Notice, each party shall, within 5 days thereafter, at its cost and by giving written notice to the other party, appoint an MAI real estate appraiser with at least 10 years' full-time commercial appraisal experience in Seattle, Washington, to determine the Fair Market Value. The 2 appraisers shall seek to agree upon the Fair Market Value. If they are unable to agree upon the Fair Market Value within 15 days after the second appraiser was appointed, they shall select a third appraiser meeting the qualifications stated in this Section within 5 days after the expiration of such 15-day period. If they are unable to timely agree on the third appraiser, either of the parties, by giving 5 days' written notice to the other, may apply to the presiding judge of the Superior Court of King County, Washington for the selection of the third appraiser. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within 15 days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Value. If a majority of the appraisers are unable to timely agree upon the Fair Market Value, the 3 appraisals shall be added together, the total shall be divided by 3, and the resulting quotient shall be the Fair Market Value. If, however, the low appraisal or the high appraisal is more than 10% lower or higher than the middle appraisal, such appraisal shall be disregarded. The remaining 2 appraisals shall then be added together, the total shall be divided by 2, and the resulting quotient shall be the Fair Market Value. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the Fair Market Value. After the Fair Market Value has been set, the appraisers shall immediately notify the


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parties thereof in writing, and such Fair Market Value shall be binding upon the parties. Seller and Buyer shall have 30 days following the delivery of the appraisers' notice to negotiate on an exclusive basis and in good faith to enter into a purchase and sale agreement for the Property. If Seller and Buyer execute a binding purchase and sale agreement for the Property within such 30-day period, they shall thereafter perform their respective obligations thereunder.
If Seller and Buyer fail to execute a binding purchase and sale agreement for the Property within such 30-day period, Seller's rights under this Section 16 shall expire, and Buyer shall have the right to market and sell the Property to third parties.

17. SUCCESSORS AND ASSIGNS. Buyer shall not assign this Agreement without Seller's prior written consent. Seller acknowledges that Buyer is considering reincorporating in the State of Washington. If such reincorporation occurs, it shall not be considered an assignment for purposes of this Agreement. Notwithstanding the foregoing, Buyer may, without obtaining Seller's prior written consent, assign its rights hereunder to Buyer's parent corporation or any of its subsidiaries or affiliates, provided that (a) the assignee agrees in writing to assume all of Buyer's obligations hereunder with respect to the Property, and (b) Buyer shall in no respect be released from its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

18. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

19. CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of closing, shall be deemed to be material and shall survive the execution and delivery of this Agreement and the delivery of the Deed and transfer of title. All statements contained in any certificate or other instrument delivered at any time by or on behalf of Seller in conjunction with the transaction contemplated hereby shall constitute representations and warranties hereunder. The obligations of the parties pursuant to Sections 6.4, 8, 15 and 16 shall also survive the execution and delivery of this Agreement and the delivery of the Deed and transfer of title.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

21. ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

22. ENFORCEMENT. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

23. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

24. EXCLUSIVITY. Seller shall not actively market the Property to prospective purchasers or actively negotiate for the placement of mortgage financing on the Property until after the expiration of the Due Diligence Period, and then only if Buyer elects not to purchase the Property.

25. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26. WAIVER. Neither Seller's nor Buyer's waiver of the breach of any covenant under this Agreement shall be construed as a waiver of the breach of any other covenants or as a waiver of a subsequent breach of the same covenant.


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27. CONFIDENTIAL INFORMATION. All information (including the information contained in the Due Diligence Materials) disclosed by Seller to Buyer shall be considered confidential information and shall not be disclosed to any third party without Seller's written consent, except for (a) information that is in the public domain or comes into the public domain through no fault of Buyer; (b) information learned by Buyer from a third party entitled to disclose such information; (c) information developed by Buyer independently of knowledge or information obtained by Buyer from Seller; (d) information already known to Buyer before receipt from Seller, as shown by Buyer's prior written records; and
(e) information that Buyer is required to disclose under applicable law. All information disclosed by Buyer to Seller shall be considered confidential information and shall not be disclosed to any third party without Buyer's written consent, except for (a) information that is in the public domain or comes into the public domain through no fault of Seller; (b) information learned by Seller from a third party entitled to disclose such information; (c) information developed by Seller independently of knowledge or information obtained by Seller from Buyer; (d) information already known to Seller before receipt from Buyer, as shown by Seller's prior written records; and (e) information that Seller is required to disclose under applicable law.

28. GOOD FAITH. Buyer and Seller shall perform their respective obligations under this Agreement in good faith and with diligence.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                 THE PORT OF SEATTLE, a limited purpose municipal
                        corporation
                        By  /s/  M.R. Dinsmore
                        Name  M.R. Dinsmore
                        Title  Executive Director

BUYER:                  IMMUNEX CORPORATION, a Washington corporation
                        By  /s/  Michael L. Kranda
                        Name  Michael L. Kranda
                        Title  President and COO


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